EXHIBIT 32.02
CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, Sujan Jain, certify, to the best of my knowledge, that based upon a review of the Annual Report on Form 10-K of Transmeta Corporation, for the fiscal year ended December 31, 2007 (the “Form 10-K”), the Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Transmeta Corporation for the annual period covered by the Form 10-K.
Date: March 17, 2008
By: /s/ Sujan Jain
Chief Financial Officer
Transmeta Corporation
A signed original of this written statement required by Section 906 has been provided to Transmeta Corporation and will be retained by Transmeta Corporation and furnished to the U.S. Securities and Exchange Commission or its staff upon request.